Exhibit 99.1

Eos Energy Enterprises Appoints Claude Demby to Board of Directors

Demby brings 20 years of executive leadership experience in global manufacturing and technology

EDISON, N.J., September 1, 2021 (GLOBE NEWSWIRE) -- Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-powered energy storage systems, today announced the appointment of Claude Demby to the Board of Directors, effective August 27, 2021.

Currently President of Cree LED, a SMART Global Holdings, Inc. lighting innovation company, Demby has extensive executive leadership experience holding senior roles within the automotive, aerospace and materials technology industries. Prior to joining Cree LED, Demby served as CEO and Director of the Noël Group, a global manufacturer of synthetic foam materials, and President and COO of L&L Products. He began his career in engineering roles with Procter & Gamble and GE Plastics.

“We are thrilled to welcome Claude to our Board during this exciting time of growth and innovation at Eos,” said Russ Stidolph, Chairman of Eos. “As we seek new ways to further streamline our supply chain and manufacturing process, I believe Claude’s global manufacturing experience will bring valuable insight and perspective that will strengthen our product and our company.”

Demby has extensive Board experience, as he currently serves as Chair of the Nominating and Governance Committees and Board Director of Brown Capital Management Mutual Fund Trust. He is also a Board Director and Chair of the Nominating and Governance Committees of Piedmont Lithium Inc., a clean energy company, and previously served as a Board Director of the Federal Reserve Bank of Richmond’s Charlotte branch, including as Chairman from 2012 to 2017.

“The transition to clean energy is accelerating at a rapid pace and energy storage will play a crucial role,” Demby said. “I look forward to working with the leadership team and my fellow Board members at Eos to contribute to this important work, which will allow clean energy storage to be readily available around the globe.”

In addition to his professional experience and corporate board service, Demby has a strong record of community service through his founding and running of Valour Academy Schools, Inc., in Raleigh, NC, and serving as an advisory Board member of Duke Raleigh Hospital. He received an MBA from Rensselaer Polytechnic Institute and a Bachelor of Science degree in Chemical Engineering from the University of Delaware.

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems providing utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts
Investors            Media
Laura Ellis            James McCusker
ir@eose.com            media@eose.com

Forward-Looking Statements
This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to

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update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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